EXHIBIT 23.3

                     CONSENT OF K&A ENERGY CONSULTANTS, INC.

     We hereby consent to the use of our name under the caption "Experts" in the Prospectus of Southwestern Energy Company related to the shelf registration statement on Form S-3 of Southwestern Energy Company.

     In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                  K&A ENERGY CONSULTANTS, INC.


                                                  By: /s/ LeRoy England
                                                      -----------------
                                                      LeRoy England


Tulsa, Oklahoma
January 27, 2003